Exhibit 4.1

F.N.B. CORPORATION

as the Corporation

and

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Trustee

THIRD SUPPLEMENTAL INDENTURE

Dated as of February 14, 2019

to

INDENTURE

Dated as of October 2, 2015

4.950% Fixed-to-Floating Rate Subordinated Notes due 2029

THIS THIRD SUPPLEMENTAL INDENTURE (this “Third Supplemental Indenture”) is dated as of February 14, 2019, by and between F.N.B. Corporation, a Pennsylvania corporation (the “Corporation”), and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”), under the Base Indenture (as hereinafter defined).

RECITALS

WHEREAS, the Corporation and the Trustee have heretofore executed and delivered the Indenture, dated as of October 2, 2015 (as supplemented and amended by the Second Supplemental Indenture between the parties hereto dated as of August 30, 2016, the “Base Indenture,” and as further supplemented and amended by this Third Supplemental Indenture, the “Indenture”), providing for the establishment from time to time of series of the Corporation’s unsecured subordinated debentures, notes or other evidences of indebtedness (hereinafter called the “Securities”) and the issuance from time to time of Securities under the Indenture;

WHEREAS, Sections 9.1 of the Base Indenture provides that the Corporation and the Trustee may enter into an indenture supplemental to the Base Indenture (x) to establish the form or forms or terms of Securities of any series as permitted by Section 2.1 and 3.1 of the Base Indenture and to provide for the issuance thereof and (y) to change or eliminate any provisions of the Base Indenture;

WHEREAS, pursuant to a First Supplemental Indenture dated as of October 2, 2015, the Corporation issued $100,000,000 aggregate principal amount of 4.875% Subordinated Notes due 2025;

WHEREAS, pursuant to Section 2.1 and 3.1 of the Base Indenture, the Corporation desires to establish a new series of Securities under the Indenture to be known as its “4.950% Fixed-to-Floating Rate Subordinated Notes due 2029” (the “2029 Series”) and to establish and set the form and terms of the notes of the 2029 Series (the “Notes”), as provided in this Third Supplemental Indenture, and to provide for the initial issuance of Notes of the 2029 Series in the aggregate principal amount of $120,000,000; and

WHEREAS, the Corporation has requested that the Trustee execute and deliver this Third Supplemental Indenture; all requirements necessary to make this Third Supplemental Indenture a valid, binding and enforceable agreement in accordance with its terms, and to make the Notes, when executed by the Corporation and authenticated and delivered by the Trustee, the valid, binding and enforceable obligations of the Corporation, have been satisfied; and the execution and delivery of this Third Supplemental Indenture has been duly authorized in all respects.

NOW, THEREFORE, in consideration of the covenants and agreements set forth in the Indenture and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATIONS

Section 1.01 Relation to Base Indenture. This Third Supplemental Indenture constitutes a supplement to the Base Indenture and an integral part of the Indenture and shall be read together with the Base Indenture as though all the provisions thereof are contained in one instrument. Except as expressly amended by the Third Supplemental Indenture, the terms and provisions of the Base Indenture shall remain in full force and effect. Notwithstanding the foregoing and any other provisions herein, this Third Supplemental Indenture shall only apply to the Notes.

Section 1.02 Definition of Terms. For all purposes of this Third Supplemental Indenture:

(a) capitalized terms used herein without definition shall have the meanings set forth in the Base Indenture, provided that if the definition of a capitalized term defined in this Third Supplemental Indenture conflicts with the definition of that capitalized term in the Base Indenture, the definition of that capitalized term in this Third Supplemental Indenture shall control for purposes of this Third Supplemental Indenture and the Notes;

(b) a term defined anywhere in this Third Supplemental Indenture has the same meaning throughout;

(c) the singular includes the plural and vice versa;

(d) headings are for convenience of reference only and do not affect interpretation;

(e) unless otherwise specified or unless the context requires otherwise, (i) all references in this Third Supplemental Indenture to Sections refer to the corresponding Sections of this Third Supplemental Indenture and (ii) the terms “herein”, “hereof”, “hereunder” and any other word of similar import refer to this Third Supplemental Indenture; and

(f) for purposes of this Third Supplemental Indenture and the Notes, the following terms have the meanings given to them in this Section 1.02(f):

“1940 Act Event” means an event requiring the Corporation to register as an investment company pursuant to the Investment Company Act of 1940, as amended.

“Applicable Procedures” of a Depositary means, with respect to any matter at any time, the policies and procedures of such Depositary, if any, that are applicable to such matter at such time.

“Appropriate Federal Banking Agency” means the “appropriate federal banking agency” with respect to the Corporation as that term is defined in Section 3(q) of the Federal Deposit Insurance Act or any successor provision.

“Business Day” means, for interest payable on or before February 14, 2024 or for any repayment of principal on the Maturity Date or any earlier date of redemption, any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, executive order or regulation to close in The City of New York or, if applicable, any other place of payment for the Notes, and, for interest payable after February 14, 2024 (other than on the Maturity Date or any earlier date of redemption), any such day that is also a London Banking Day.

“Calculation Agent” means Wilmington Trust, National Association, or any other successor appointed by the Corporation (including the Corporation or any of its Affiliates), acting as calculation agent, which appointment shall not require prior notice to or consent of the holders of the Notes.

“Depositary” has the meaning set forth in Section 2.03.

“DTC” shall have the meaning set forth in Section 2.03 hereof.

“Federal Reserve” means the Board of Governors of the Federal Reserve System or any successor regulatory authority with jurisdiction over bank or financial holding companies.

“Fixed Rate Period” shall have the meaning set forth in Section 2.05(a) hereof.

“Floating Rate Period” shall have the meaning set forth in Section 2.05(a) hereof.

“Global Note” shall be a global security representing Notes and have the meaning set forth in Section 2.04 hereof.

“Independent Tax Counsel” means a law firm, a member of a law firm or an independent practitioner that is experienced in matters of U.S. federal income taxation law, including the deductibility of interest payments made with respect to corporate debt instruments, and shall include any Person who, under the standards of professional conduct then prevailing and applicable to such counsel, would not have a conflict of interest in representing the Corporation or the Trustee in connection with providing the legal opinion contemplated by the definition of the term “Tax Event.”

“Interest Determination Date” means, with respect to an Interest Period during the Floating Rate Period, the second London Banking Day prior to the beginning of such Interest Period.

“Interest Payment Date” means each date on which interest on the Notes is payable, in accordance with the provisions of Section 2.05 hereof.

“Interest Period” shall have the meaning set forth in Section 2.05(b) hereof.

“London Banking Day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

“Maturity” means the date on which the principal or Maturity Consideration of such Security (or any installment of principal or Maturity Consideration) becomes due and payable or deliverable as therein or herein provided, whether at the Stated Maturity or acceleration (whether by declaration or otherwise), call for redemption or otherwise.

“Maturity Consideration” means securities, which may be issued by the Corporation or another Person, or a combination of cash, such securities and/or other property that may be delivered to Holders of Securities of any series to satisfy the Corporation’s obligations with regard to payment upon Maturity, or any redemption or required repurchase or in connection with any exchange provisions, or any interest payment.

“Maturity Date” means, with respect to the principal repayable on such date, the Stated Maturity Date or date of earlier redemption, if applicable.

“Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon acceleration (whether by declaration or otherwise) of the Maturity thereof pursuant to Section 7.02.

“Outstanding” means, as of the date of determination, all Notes theretofore authenticated and delivered under the Indenture, except:

(i) such Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(ii) such Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee for such series or any Paying Agent in trust for the Holders of such Notes, provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

(iii) such Notes which have been paid pursuant to Section 3.6 of the Base Indenture or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a protected purchaser (within the meaning of Article 8 of the Uniform Commercial Code) in whose hands such Notes are valid obligations of the Corporation;

provided, however, that in determining whether the Holders of the requisite principal amount of such Notes Outstanding have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the Notes owned by the Corporation or any other obligor upon the Notes or any Affiliate of the Corporation or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which are registered in the Security Register in the name of the Corporation, any obligor stated to be so obligated on such Notes or any Affiliate of the Corporation or such obligor which is listed as such on an Officers’ Certificate delivered to the Trustee shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Corporation or any other obligor upon the Notes or any Affiliate of the Corporation or of such other obligor. The Trustee shall be entitled to request and rely upon an Officers’ Certificate as conclusive evidence regarding the ownership or pledge of Notes by the Corporation or any other obligor upon the Notes or any Affiliate of the Corporation or of such other obligor.

“Place of Payment” shall mean an office or agency of the Corporation maintained for such purpose, which shall initially be the corporate trust office of the Trustee located at 1100 North Market Street, Wilmington, Delaware 19890, Attn: F.N.B. Corporation Administrator.

“Principal Subsidiary Bank” means each of (i) any bank subsidiary the consolidated assets of which constitute 40% or more of the Corporation’s consolidated assets and (ii) any other bank subsidiary designated as a “principal subsidiary bank” by the Corporation’s Board of Directors; provided that if the Federal Reserve notifies the Corporation that a bank subsidiary that is a principal subsidiary bank applying the tests in clause (i) or (ii) above does not qualify as a “major subsidiary depository institution” within the requirements of the Federal Reserve’s capital guidelines applicable to bank holding companies, such bank subsidiary will not be a principal subsidiary bank from and after the time that the Corporation receives from the Federal Reserve such a notice.

“Redemption Date” means the date fixed for redemption of the Notes by or pursuant to the Indenture.

“Redemption Price” means the price at which a Note is to be redeemed pursuant to the Indenture.

“Record Date” means the 15th calendar day preceding the related Interest Payment Date, whether or not a Business Day.

“Regulatory Capital Treatment Event” means the Corporation’s good faith determination, that as a result of:

(a) any amendment to, or change in, the laws, rules or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of the Notes;

(b) any proposed change in those laws, rules or regulations that is announced or becomes effective after the initial issuance of the Notes; or

(c) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules or regulations or policies with respect thereto that is announced after the original issue date of the Notes, there is more than an insubstantial risk that the Corporation will not be entitled to treat the Notes then Outstanding as “Tier 2 Capital” (or its equivalent) for purposes of the capital adequacy rules of the Federal Reserve (or, as and if applicable, the capital adequacy rules or regulations of any successor Appropriate Federal Banking Agency) as then in effect and applicable, for so long as any Notes are Outstanding.

“Senior Indebtedness” means the principal of (and premium, if any) and interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding), if any, on:

(i)

all indebtedness, obligations and other liabilities (contingent or otherwise) of the Corporation for borrowed money (including obligations of the Corporation in respect of overdrafts and any loans or advances from banks, whether or not evidenced by notes or similar instruments);

(ii)

all obligations of the Corporation associated with derivative products such as foreign exchange contracts, currency exchange agreements, interest rate protection agreements, commodity contracts and similar arrangements;

(iii)	all indebtedness, obligations and other liabilities (contingent or otherwise) of the Corporation evidenced by bonds, debentures, notes or other instruments for the payment of money;

(iv)

all indebtedness of the Corporation incurred in connection with the acquisition of any properties or assets (whether or not the recourse of the lender is to the whole of the Corporation’s assets or to only a portion thereof), other than any account payable or other accrued current liability or obligation to trade creditors incurred in the ordinary course of business;

(v)

all obligations and liabilities (contingent or otherwise) in respect of the Corporation’s leases required or permitted, in conformity with accounting principles generally accepted in the United States of America, to be accounted for as capitalized lease obligations on the Corporation’s balance sheet;

(vi)	all obligations of the Corporation arising from off-balance sheet guarantees and direct credit substitutes;

(vii)

all direct or indirect guaranties or similar agreements by the Corporation in respect of, and obligations or liabilities (contingent or otherwise) of the Corporation to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kind described above; and

(viii)

any and all amendments, renewals, extensions and refundings of any such indebtedness, obligations or liabilities, in each case, whether outstanding on the date that the Corporation enter into the Indenture or arising after that time.

“Senior Indebtedness” shall not include:

(i)

any indebtedness in which the instrument or instruments evidencing or securing any such indebtedness, or in any amendment, renewal, extension or refunding of such instrument or instruments, expressly provides that such indebtedness shall not be senior in right of payment to the Notes or expressly provides that such indebtedness is pari passu with or junior to the Notes;

(ii)	the Corporation’s junior subordinated notes and subordinated debt outstanding as of the date of this Third Supplemental Indenture; and

(iii)	trade accounts payable in the Corporation’s ordinary course of business.

“Stated Maturity Date” shall have the meaning set forth in Section 2.02 hereof.

“Tax Event” means the receipt by the Corporation of an opinion of Independent Tax Counsel to the effect that, as a result of:

(a) an amendment to or change (including any announced prospective amendment or change) in any law or treaty, or any regulation thereunder, of the United States or any of its political subdivisions or taxing authorities;

(b) a judicial decision, administrative action, official administrative pronouncement, ruling, regulatory procedure, regulation, notice or announcement, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation (any of the foregoing, an “administrative or judicial action”); or

(c) an amendment to or change in any official position with respect to, or any interpretation of, an administrative or judicial action or a law or regulation of the United States that differs from the previously generally accepted position or interpretation;

in each case, occurring or becoming publicly known on or after the original issue date of the Notes, there is more than an insubstantial risk that interest payable by the Corporation on the Notes is not, or, within 90 days of the date of such opinion, will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes; provided, however, that an interest disallowance or deferral pursuant to Section 163(j) of the Internal Revenue Code as in effect on the date of this Third Supplemental Indenture shall not be taken into account for purposes of this definition and thus shall not trigger a Tax Event.

“Three-Month LIBOR” means, as determined by the Calculation Agent:

(i) The rate for deposits in U.S. dollars having an index maturity of three months as such rate is displayed on Bloomberg on page BBAM1 (or any other page as may replace such page on such service or any successor service for the purpose of displaying the London interbank rates of major banks for U.S. dollars) (“Bloomberg BBAM1”) as of 11:00 a.m., London time, on such Interest Determination Date. In the event that three-month LIBOR is less than zero, three-month LIBOR shall be deemed to be zero. If no such rate so appears, three-month LIBOR on such Interest Determination Date will be determined in accordance with the provisions described in clause (ii) or (iii) below.

(ii) With respect to an Interest Determination Date on which no rate is displayed on Bloomberg BBAM1 as specified in clause (i) above, the Calculation Agent shall request the principal London offices of each of four major reference banks (which may include affiliates of the underwriters for any offering of the Notes) in the London interbank market, as selected by the Corporation, and whose name and contact information shall be provided by the Corporation in writing to the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in U.S. dollars having an index maturity of three months, commencing on the first day of the related Interest Period, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such Interest Determination Date and in a principal amount that is representative for a single transaction in U.S. dollars in such market at such time. If at least two such quotations are so provided, then three-month LIBOR on such Interest Determination Date will be the arithmetic mean calculated by the Calculation Agent of such quotations. If fewer than two such quotations are so provided, then three-month LIBOR on such Interest Determination Date will be the arithmetic mean calculated by the Calculation Agent of the rates quoted at approximately 11:00 a.m., in New York City, on such Interest Determination Date by three major banks (which may include affiliates of the underwriters for any offering of the Notes) in New York City selected by the Corporation, and whose name and contact information shall be provided by the Corporation in writing to the Calculation Agent, for loans in U.S. dollars to leading European banks, having an index maturity of three months and in a principal amount that is representative for a single transaction in U.S. dollars in such market at such time; provided, however, that if the banks so selected by the Corporation are not quoting as mentioned in this sentence, but a LIBOR Event (as defined below) has not occurred, three-month LIBOR for the upcoming Interest Period to which the Interest Determination Date relates shall be Three-Month LIBOR as in effect in the current Interest Period or, in the case of the first Interest Period in the Floating Rate Period, the most recent Three-Month LIBOR that can be determined by reference to Bloomberg BBAM1.

(iii) Notwithstanding clauses (i) and (ii) above, if the Corporation, in its sole discretion, determines that three-month LIBOR has been permanently discontinued or is no longer viewed as an acceptable benchmark for securities like the Notes and the Corporation has notified the Calculation Agent in writing of such determination (a “LIBOR Event”), the Calculation Agent will use, as directed by the Corporation in writing, as a substitute for three-month LIBOR (the “Alternative Rate”) for each future Interest Determination Date, the alternative reference rate selected by the central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) that is consistent with market practice regarding a substitute for three-month LIBOR. As part of such substitution, the Calculation Agent will, as directed by the Corporation in writing, make such adjustments to the Alternative Rate or the spread thereon, as well as the business day convention, Interest Determination Dates and related provisions and definitions (“Adjustments”), in each case that are consistent with market practice for the use of such Alternative Rate. Notwithstanding the foregoing, if the Corporation determines in its sole discretion that there is no alternative reference rate selected by the central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) that is consistent with market practice regarding a substitute for three-month LIBOR, the Corporation may, in its sole discretion, appoint an independent financial advisor (“IFA”) to determine an appropriate Alternative Rate and any Adjustments, and the decision of the IFA will be binding on the Corporation, the Calculation Agent, the Trustee and the holders of Notes. If a LIBOR Event has occurred, but for any reason an Alternative Rate has not been determined or the Corporation determines, in its sole discretion, that there is no such market practice for the use of such Alternative Rate (and, in each case, an IFA has not determined an appropriate Alternative Rate and Adjustments or an IFA has not been appointed), Three-Month LIBOR for the upcoming Interest Period to which the determination date relates shall be Three-Month LIBOR as in effect for the current Interest Period; provided, however, that if this sentence is applicable with respect to the first Interest Determination Date related to the Floating Rate Period, the interest rate, business day convention and manner of calculating interest applicable during the Fixed Rate Period will remain in effect during the Floating Rate Period.

The terms “Corporation,” “Trustee,” “Indenture,” “Base Indenture,” “Notes,” “Securities,” “Third Supplemental Indenture” and “2029 Series” shall have the respective meanings set forth in the recitals to this Third Supplemental Indenture and the paragraph preceding such recitals.

The terms “Adjustments,” “Alternative Rate,” “Bloomberg BBAM1,” “IFA” and “LIBOR Event” shall have the respective meanings set forth in the definition of Three-Month LIBOR.

Section 1.03 Acts of Holders of the Notes. Section 1.5 of the Base Indenture shall apply to the Notes; provided, that, solely with respect to the Notes:

(i) the following shall replace the first two sentences of the fifth paragraph thereof:

“The Corporation may, but shall not be obligated to, set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which record date shall be the later of 10 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee pursuant to Section 7.1 of this Indenture prior to such solicitation. If a record date is fixed, those Persons who were Holders of Securities at such record date (or their duly designated proxies), and only those Persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such Persons continue to be Holders after such record date, provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. No such vote or consent shall be valid or effective for more than 120 days after such record date.”

ARTICLE 2

ESTABLISHMENT OF THE 2029 SERIES

AND TERMS OF THE NOTES

Section 2.01 Establishment of the Series of the Notes and Designation. There is hereby authorized and established a series of Securities designated as the “4.950% Fixed-to-Floating Rate Subordinated Notes due 2029,” initially offered in the aggregate principal amount of $120,000,000. The Notes that are a part of such series of Securities shall have the terms set forth in the Base Indenture and this Third Supplemental Indenture, and the Notes shall be in substantially the form attached hereto as Exhibit A as provided in Section 5.01 hereof.

Section 2.02 Maturity. The date upon which the principal amount of the Outstanding Notes shall become due and payable at final maturity, together with any accrued and unpaid interest then owing, is February 14, 2029 (the “Stated Maturity Date”), unless such Notes shall have been redeemed in full prior to such date pursuant to Article 3 hereof. If the Maturity Date falls on any day that is not a Business Day, interest and principal on the Notes will be paid on the next succeeding Business Day (without adjustment in the amount of the interest paid). Interest payable on the Maturity Date will be payable to the Person to whom the principal of the Notes shall be payable.

Section 2.03 Form, Payment and Appointment.

(a) The Notes will be issued in permanent global only form and will be represented by one or more Global Notes (the “Global Notes”) registered in the name of or held by The Depository Trust Company (and any successor thereto) (“DTC”) or its nominee. DTC and any successor depositary appointed in accordance with the provisions below, are referred to as the “Depositary”.

(b) Except as provided below, Notes represented by the Global Notes shall not be exchangeable for, and shall not otherwise be issuable as, Notes in certificated form. No Global Notes may be exchanged in whole or in part for Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than DTC or a nominee thereof unless (A) DTC has notified the Corporation that it (i) is unwilling or unable to continue as Depositary for the Global Notes and the Corporation does not appoint a successor Depositary within 90 days after receiving such notice, (B) DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended and the Corporation does not appoint a successor Depositary within 90 days after becoming aware that DTC has ceased to be registered as a clearing agency, (C) the Corporation notifies the Trustee in writing that it elects to cause the issuance of Notes in definitive form, or (D) any event will have happened and be continuing which, after notice or lapse of time, or both, would constitute an Event of Default with respect to the Notes. If the Corporation receives a notice or becomes aware of such occurrence of the kind specified in Clauses (A) or (B) above, it may, in its sole discretion, designate a successor Depositary for such Global Note within 90 days after receiving such notice or becoming aware of such occurrence. If the Corporation designates a successor Depositary as set forth above, such Global Note shall promptly be exchanged in whole for one or more other Global Notes registered in the name of the successor Depositary, whereupon such designated successor shall be the Depositary for such successor Global Note and the provisions of this section shall continue to apply thereto.

(c) In the circumstances described in Section 2.03(b) hereof, Notes in definitive form will be issued to each Person that the Depositary identifies as the beneficial owner of the related Notes. Upon issuance of such Notes in definitive form, the Trustee shall register such Notes in the name of, and cause the same to be delivered to, such Person (or nominee thereof). Such Notes shall be issued only in fully registered form, without coupons, in minimum denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000 and subsequently may not be exchanged by a Holder of Notes in denominations of less than $1,000.

(d) Neither any members of, or participants in, a Depositary, nor any other Persons on whose behalf such members or participants may act, shall have any rights under this Indenture with respect to any Global Note registered in the name of a Depositary or any nominee thereof, and the applicable Depositary or such nominee, as the case may be, may be treated by the Corporation, the Trustee and any agent of the Corporation or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. None of the Corporation, the Trustee, any Paying Agent, any Security Registrar, any Authenticating Agent or any other agent of the Corporation or any agent of the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Security in the form of a Global Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. The Corporation, the Trustee, any Paying Agent, any Security Registrar, any Authenticating Agent, and any other agent of the Corporation and any agent of the Trustee shall be entitled to deal with a Depositary, and any nominee thereof, that is the Holder of a Global Note for all purposes of this Indenture relating to such Global Note (including the payment of principal, premium, if any, and interest, if any, and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such Global Note) as the sole Holder of such Global Note and shall have no obligations to the beneficial owners thereof. None of the Corporation, the Trustee, any Paying Agent, any Security Registrar or any other agent of the Corporation or any agent of the Trustee shall have any responsibility or liability for any acts or omissions of a Depositary with respect to a Global Note, for the records of any such Depositary, including records in respect of beneficial ownership interests in respect of any such Global Note, for any transactions between such Depositary and any members or participants in such Depositary or other participant in such Depositary or between or among any such Depositary, any such member or participant in such Depositary or other participant and/or any holder or owner of a beneficial interest in such Global Note or for any transfers of beneficial interests in any such Global Note.

(e) Principal and, in the case of redemption, interest, if any, due on the Stated Maturity Date or any earlier date of redemption of a Note shall be payable against presentation and surrender of such Notes at the Place of Payment. Interest payable on an Interest Payment Date will be made by wire transfer in immediately available funds or, at the option of the Corporation in the event that the Notes are not represented by one or more Global Notes, by check mailed to the Person entitled thereto at such address as shall appear in the Security Register.

The Notes shall have such other terms as are set forth in the form thereof attached hereto as Exhibit A.

The Security Registrar, Paying Agent, the Trustee and the Calculation Agent for the Notes shall initially be Wilmington Trust, National Association.

The Notes will be issuable and may be transferred only in minimum denominations of $1,000 or any amount in excess thereof that is an integral multiple of $1,000. The amounts payable with respect to the Notes shall be payable in U.S. Dollars.

Notwithstanding any other provision of this Indenture, (i) all payments on Global Notes may be made pursuant to the Applicable Procedures and (ii) any notice required to be given to Holders under the Indenture shall be sufficiently given if given to the Depositary for a Global Note (or its designee), pursuant to its Applicable Procedures, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice.

Section 2.04 Global Note. The Notes shall be issued initially in the form of one or more fully registered global notes (each such global note, a “Global Note”) registered in the name of DTC or its nominee and deposited with DTC or its designated custodian or such other Depositary as any officer of the Corporation may from time to time designate. Unless and until a Global Note is exchanged for Notes in certificated form in accordance with Section 2.03 hereof, such Global Note may be transferred, in whole but not in part, and any payments on the Notes shall be made, only to DTC or a nominee of DTC, or to a successor Depositary selected or approved by the Corporation or to a nominee of such successor Depositary.

Section 2.05 Interest.

(a) From and including the date of original issuance of the Notes to, but excluding February 14, 2024 (such period, the “Fixed Rate Period”), the Corporation will pay interest on the Notes at a fixed interest rate equal to 4.950% per annum, payable semi-annually in arrears, on February 14 and August 14 of each year, beginning on August 14, 2019 and ending on February 14, 2024. Unless redeemed, beginning with the Interest Payment Date on February 14, 2024, and on any Interest Payment Date thereafter to, but excluding the Maturity Date (the “Floating Rate Period”), the interest rate will reset to an annual interest rate equal to Three-Month LIBOR plus a spread of 240 basis points per annum, payable quarterly in arrears on each February 14, May 14, August 14 and November 14 of each year, beginning on May 14, 2024, subject to potential adjustment as provided in the definition of three-month LIBOR. The determination of Three-Month LIBOR for each relevant Interest Period by the Calculation Agent will (in the absence of manifest error) be final and binding. The Calculation Agent’s calculation of the amount of any interest payable during the Floating Rate Period will be maintained on file at the Calculation Agent’s principal offices.

(b) Interest on the Notes will accrue beginning on and including an Interest Payment Date (except that the initial Interest Period shall commence on and include the date of original issuance of the Notes) and ending on but excluding the next Interest Payment Date (each such period, an “Interest Period”).

(c) Interest on the Notes on any Interest Payment Date shall be payable to the Persons in whose names the relevant Notes are registered at the close of business on the Record Date for such Interest Payment Date. For the purpose of determining the Persons in whose names the relevant Notes are registered at the close of business on a Record Date that is not a Business Day, the close of business shall mean 5:00 p.m., New York City time, on the Record Date. Interest on the Notes payable on the Maturity Date or any Redemption Date shall be paid in accordance with Section 2.02 and Section 3.03, respectively.

(d) The amount of interest payable for any Interest Period during the Fixed Rate Period will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable for any Interest Period during the Floating Rate Period will be calculated based upon the actual number of days during the period divided by 360 days. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upwards.

(e) If any Interest Payment Date on or before February 14, 2024 is not a Business Day, then such date will nevertheless be an Interest Payment Date but interest on the Notes will be paid on the next succeeding Business Day (without adjustment in the amount of the interest paid). If any such date after February 14, 2024 that would otherwise be an Interest Payment Date is not a Business Day, then the next succeeding Business Day will be the applicable Interest Payment Date and interest on the Notes will be paid on such next succeeding Business Day, unless such day falls in the next calendar month, in which case the Interest Payment Date will be brought forward to the immediately preceding day that is a Business Day. In addition, if the Maturity Date or the Redemption Date falls on any day that is not a Business Day interest and principal on the Notes will be paid on the next succeeding Business Day (without adjustment in the amount of the interest paid).

(f) The establishment of Three-Month LIBOR for each Interest Period in the Floating Rate Period by the Calculation Agent (including, for the avoidance of doubt, at the Corporation’s direction in the case of clause (iii) of the definition of Three-Month LIBOR) or IFA, as applicable, shall (in the absence of manifest error) be final and binding. For the avoidance of doubt, any adjustments made pursuant to clause (iii) of the definition of Three-Month LIBOR shall not be subject to the vote or consent of the Holders of the Notes. Upon prior written request from any Holder of the Notes, the Calculation Agent will provide the interest rate in effect on the Notes for the current Interest Period and, if it has been determined, the interest rate to be in effect for the next Interest Period.

Section 2.06 Ranking. The Notes shall rank junior to and shall be subordinated to all Senior Indebtedness of the Corporation, whether existing as of the date of this Third Supplemental Indenture, or hereafter issued or incurred, including all indebtedness relating to money owed to general creditors other than holders of the Corporation’s trade accounts payable incurred in the ordinary course. The Notes shall rank equally among themselves and with all of the Corporation’s other subordinated unsecured indebtedness that, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, provides that such obligations are not superior in right of payment to the Notes or to other indebtedness that is pari passu with, or is not subordinate to, the Notes; provided that the Notes will rank senior to the Corporation’s obligations relating to any outstanding junior subordinated debt securities issued to the Corporation’s capital trust subsidiaries. It is intended that the Notes be and are Tier 2 capital or the equivalent, for all regulatory purposes.

Section 2.07 No Sinking Fund. The Notes are not entitled to the benefit of, or subject to, any sinking fund.

Section 2.08 No Conversion or Exchange Rights. The Notes are not convertible into, or exchangeable for, any equity securities, other securities or other assets of the Corporation or any of its Subsidiaries.

Section 2.09 Events of Default. 100% of the principal amount of the Notes shall be payable upon declaration of acceleration of the maturity thereof. The maturity of the Notes shall be subject to acceleration only upon occurrence of an Event of Default described in Section 5.1(5), or Section 5.1(6) of the Indenture, as amended hereby. The text of clauses (5) and (6) of Section 5.1 shall be substituted with the following:

(5) The entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Corporation or a Principal Subsidiary Bank in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Corporation, or any Principal Subsidiary Bank, bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Corporation or any Principal Subsidiary Bank under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Corporation or any Principal Subsidiary Bank or of any substantial part of their property, or ordering the winding up or liquidation of their affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of sixty (60) consecutive days; or

(6) The commencement by the Corporation or any Principal Subsidiary Bank of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Corporation or any Principal Subsidiary Bank in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it, of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Corporation or any Principal Subsidiary Bank, or of any substantial part of their property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay their debts generally as they become due, or the taking of corporate action by the Corporation or any Principal Subsidiary Bank in furtherance of any such action; or

Section 2.10 Waiver of Defaults. Section 5.13 of the Base Indenture shall apply to the Notes, except that such section shall be substituted with the following:

Section 5.13 Waiver of Past Defaults. Subject to Section 5.8 and Section 9.2, the Holders of not less than a majority in aggregate principal amount of the Notes may on behalf of the Holders of all Notes waive any past Default or Event of Default hereunder and its consequences, except a Default: (i) in the payment of the principal of or any premium or interest on, or any Additional Amounts with respect to, any Security as and when the same shall become due and payable by the terms thereof, otherwise than by acceleration (unless such Default has been cured as provided herein), or (ii) in respect of a covenant or provision hereof which under Article 9 cannot be modified or amended without the consent of the Holder of each of the Notes. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 2.11 Acceleration of Maturity, Rescission and Annulment. Section 5.2 of the Base Indenture shall apply to the Notes, except that the first paragraph thereof shall be substituted with the following:

If an Event of Default under Section 5.1(5) or Section 5.1(6) hereof with respect to Notes at the time Outstanding occurs and is continuing, then the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal of all the Notes, or such lesser amount as may be provided for in the Notes, to be due and payable immediately, by a notice in writing to the Corporation (and to the Trustee if given by the Holders), and upon any such declaration such principal or such lesser amount shall become immediately due and payable. All Outstanding Notes will become due and payable immediately, only upon such declaration following an Event of Default specified in Section 5.1(5) or 5.1(6) hereunder.

Section 2.12 Amount Unlimited; Issuable in Series. Section 3.1 of the Base Indenture shall apply to the Notes; provided that solely with respect to the Notes:

(i) the following shall replace clause (16) thereof:

“(16) If other than the principal amount thereof, the portion of the principal amount of any Securities of the series which shall be payable or deliverable upon acceleration (whether by declaration or otherwise) of the Maturity thereof pursuant to Section 5.2;” and

(ii) (x) clause (31) thereof shall be amended to replace the “.” at the end of clause (31) with a “; and” and (y) the following new clause (32) shall be added:

“(32) The extent to which any of the Securities will be issuable in temporary or permanent global form, and in such case, the respective Depositaries for such Global Securities and the manner in which any interest payable or deliverable on a temporary or permanent Global Security shall be paid or delivered.”

Section 2.13 Maintenance of Office or Agency. Section 10.2 of the Base Indenture shall apply to the Notes; provided the following paragraph shall be added to the end of Section 10.2 of the Base Indenture and shall apply solely with respect to the Notes.

“With respect to any Global Security, and except as otherwise may be specified for such Global Security as contemplated by Section 3.1, the Corporate Trust Office of the Trustee (or any successor office appointed pursuant to this Section 10.02) shall be the Place of Payment where such Global Security may be presented or surrendered for payment or conversion or for registration of transfer or exchange, or where successor Securities may be delivered in exchange therefor, provided, however, that any such payment, presentation, surrender or delivery effected pursuant to the Applicable Procedures of the Depositary for such Global Security shall be deemed to have been effected at the Place of Payment for such Global Security in accordance with the provisions of this Indenture.”

Section 2.14 No Additional Amounts. In the event that any payment on the Notes is subject to withholding of any U.S. federal income tax or other tax or assessment (as a result of a change in law or otherwise), the Corporation will not pay Additional Amounts with respect to such tax or assessment.

Section 2.15 No Collateral. The Notes shall not be entitled to the benefit of any security interest in, or collateralization by, any rights, property or interest of the Corporation.

ARTICLE 3

REDEMPTION OF THE NOTES

Section 3.01 Optional Redemption. The Corporation may, at its option, redeem the Notes before the Stated Maturity Date, in whole or in part, on any Interest Payment Date on or after February 14, 2024. Any such redemption shall be at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed, plus unpaid interest, if any, accrued thereon to but excluding the Redemption Date fixed by the Corporation. Any early redemption of the Notes by the Corporation pursuant to this Section 3.01 will be subject to the receipt of the prior approval of the Federal Reserve, to the extent such approval is then required under capital adequacy rules of the Federal Reserve. Notice of Redemption shall be delivered in accordance with the provisions of Section 11.4 of the Base Indenture as modified by Section 3.06 of this Third Supplemental Indenture and shall include the information required thereby, provided, however, that if the Notes to be redeemed are in the form of Global Notes, the notice of redemption shall be given in accordance with the Applicable Procedures. Notes duly called for redemption will become due and payable on the Redemption Date and at the Redemption Price. Unless the Corporation defaults in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Notes or portion thereof called for redemption. The Notes are not subject to repayment at the option of the Holders

Section 3.02 Redemption Upon Special Events. The Corporation may also, at its option, redeem the Notes before the Stated Maturity Date in whole, but not in part, at any time, upon the occurrence of a Tax Event, a Regulatory Capital Treatment Event, or a 1940 Act Event. Any such redemption will be at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed, plus unpaid interest, if any, accrued thereon to but excluding the Redemption Date fixed by the Corporation; provided, however, that interest due on an Interest Payment Date falling prior to the scheduled Redemption Date will be payable to the Holders thereof as of the Record Date for such Interest Payment Date. Any early redemption of the Notes by the Corporation pursuant to this Section 3.02 will be subject to the receipt of the prior approval of the Federal Reserve, to the extent then required under capital adequacy rules of the Federal Reserve.

Section 3.03 Redemption Procedures; Redemption Payment. Notice of redemption (which notice may be conditional, in the Corporation’s discretion, on one or more conditions precedent, and the Redemption Date may be delayed until such time as any or all of such conditions have been satisfied or revoked by the Corporation if it determines that such conditions will not be satisfied) must be provided to the Holders of the Notes to be redeemed not less than 30 nor more than 60 days prior to the applicable Redemption Date. If any Redemption Date falls on any day that is not a Business Day, interest and principal on the Notes will be paid on the next succeeding Business Day (without adjustment in the amount of the interest paid). Interest payable on any Redemption Date will be payable to the Person to whom the principal of the Notes shall be payable.

Section 3.04 Effect of Redemption on Notes prior to Redemption Date. In the event of any redemption, neither the Corporation nor the Trustee will be required to (a) issue, register the transfer of, or exchange the Notes during a period beginning at the opening of business 15 days before the day of delivery of a notice of redemption of any such Notes selected for redemption and ending at the close of business on the day of delivery of notice of redemption, or (b) transfer or exchange any Notes so selected for redemption, except, in the case of any Notes being redeemed in part, any portion thereof not to be redeemed.

Section 3.05 Selection by Trustee of Securities to be Redeemed. Section 11.3 of the Base Indenture shall apply to the Notes; provided, the first paragraph of Section 11.3 of the Base Indenture shall be replaced with the following paragraph, which shall apply solely with respect to the Notes:

“If less than all the Securities of any series are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee from the Outstanding Securities of such series not previously called for redemption, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal amount or issue price of Securities of such series or a denomination equal to or larger than the minimum authorized denomination for Securities of such series, provided, that to the extent the Securities of such series to be redeemed are in the form of a Global Security, the Securities of such series to be redeemed shall be selected in accordance with the Applicable Procedures, and provided further that the unredeemed portion of the principal amount of any Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security. If less than all the Securities of such series and of a specified tenor are to be redeemed (unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than 45 days prior to the Redemption Date by the Security Registrar, or in accordance with the Applicable Procedures, as the case may be, from the Outstanding Securities of such series and specified tenor not previously called for redemption in accordance with the preceding sentence. Unless otherwise provided by the terms of the Securities of any series the denominations of the Securities so selected for partial redemption shall be, in the case of Registered Securities, equal in value to $1,000 or an integral multiple of $1,000 in excess thereof, and the principal amount of any such Securities which remains outstanding shall not be less than the minimum authorized denomination for Securities of such series.”

Section 3.06 Notice of Redemption. Section 11.4 of the Base Indenture shall apply to the Notes; provided, the first paragraph of Section 11.4 of the Base Indenture shall be replaced with the following paragraph, which shall apply solely with respect to the Notes:

“Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed at his address appearing in the Security Register or, if the Securities to be redeemed are in the form of Global Securities, in accordance with the Applicable Procedures.”

Section 3.07 Applicability of Base Indenture. To the extent not inconsistent with this Article 3, the provisions of Article 11 of the Base Indenture shall apply to any redemption hereunder.

ARTICLE 4

CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER OF ASSETS

Solely for purposes of the Notes, the text of Section 8.1 of the Base Indenture shall be replaced with the following text.

“The Corporation shall not consolidate with, amalgamate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to another Person, or permit any Person to consolidate with or merge into the Corporation, unless:

(i)

in case the Corporation shall consolidate with, amalgamate with, or merge into another Person, or convey, transfer or lease its properties and assets substantially as an entirety to another Person, (x) the Corporation is the surviving corporation or (y) the Person formed by such consolidation or amalgamation or into which the Corporation is merged, or to which the Corporation conveys or transfers the Corporation’s properties and assets, (1) is a corporation, organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and (2) expressly assumes, by a supplemental indenture in form satisfactory to the Trustee, executed and delivered to the Trustee, the due and punctual payment or delivery of the principal of and any premium and interest on the Notes issued under the Indenture, and the performance or observance of any other covenant of the Indenture on the part of us to be performed or observed;

(ii)	immediately after giving effect to such transaction, no Default under the Indenture shall have occurred and be continuing; and

(iii)	the Corporation has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel regarding compliance with the Indenture and satisfaction of conditions precedent.

For this purpose, “corporation” means a corporation, association, company or business trust.

ARTICLE 5

FORM OF NOTES

Section 5.01 Form of Notes. The Notes and the Trustee’s certificate of authentication thereon are to be substantially in the form attached as Exhibit A hereto, with such changes therein as the officers of the Corporation executing the Notes (by manual or facsimile signature) may approve in accordance with the terms hereof and of the Base Indenture, such approval to be conclusively evidenced by their execution thereof.

ARTICLE 6

ISSUE OF NOTES

Section 6.01 Original Issue of Notes. Notes having an aggregate principal amount of $120,000,000 may from time to time, upon execution of this Third Supplemental Indenture, be executed by the Corporation and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes in accordance with a written order of the Corporation pursuant to Section 3.03 of the Base Indenture without any further action by the Corporation (other than as required by the Base Indenture).

Section 6.02 Additional Issues of Notes. The Corporation may from time to time, without notice to or the consent of the Holders of the Notes, create and issue additional Securities, which Securities will rank pari passu with the Notes and be identical in all respects as the Notes except for their issuance date, the issue price and the first Interest Payment Date, provided that such additional Securities either shall be fungible with the Notes for federal income tax purposes or shall be issued under a separate CUSIP number. Such additional Securities will be consolidated and form a single series with the Notes under the Indenture.

ARTICLE 7

IMMUNITY OF SHAREHOLDERS, EMPLOYEES, AGENTS, OFFICERS AND

DIRECTORS

Section 7.01 Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal of or interest on any Note, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, officer, director, employee or agent, as such, past, present or future, of the Corporation or of any successor Person to the Corporation, it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Third Supplemental Indenture and the issuance of the Notes.

ARTICLE 8

TRUSTEE

Section 8.01 Notice of Defaults. Solely with respect to the Notes, Section 6.2 of the Base Indenture shall include that notice be provided to Holders of Securities that are Global Notes in accordance with the Applicable Procedures of the Depositary.

ARTICLE 9

SUPPLEMENTAL INDENTURES

Section 9.01 Supplemental Indentures Without Consent of Securityholders. Section 9.1 of the Base Indenture shall apply to the Notes; provided, that the following paragraph shall be added to the end of Section 9.1 of the Base Indenture and shall only apply to the Notes:

“Not in limitation of the foregoing, without notice to or the consent of any Holder of the Notes, the Corporation and the Trustee may amend or supplement the Indenture or the Notes to (x) implement the terms of clause (iii) in the definition of Three-Month LIBOR included in the Third Supplemental Indenture or (y) conform the text of the Indenture or the Notes to any provision of the “Description of the Notes” section contained in the Corporation’s prospectus supplement, dated February 14, 2019, relating to the offering of the Notes, to the extent that such provision in such Description of the Notes was intended to be a verbatim recitation of a provision of the Indenture or the Notes, which intent may be evidenced by an Officers’ Certificate to that effect.”

ARTICLE 10

OTHER AMENDMENTS TO BASE INDENTURE

Section 10.01 Certain Rights of Trustee. Solely with respect to the Notes, Section 6.3 of the Base Indenture is hereby amended to (x) delete the “and” at the end of clause (7) thereof, (y) replace the “.” at the end of clause (8) thereof with a “;” and (z) add the following clauses (9) through (10) to the end of Section 6.3.

(9) the Trustee shall not be required to give any bond or surety in respect of the execution of the trusts and powers under this Indenture; and

(10) the Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communication services; accidents; labor disputes; and acts of civil or military authorities and governmental action.

ARTICLE 11

MISCELLANEOUS

Section 11.01 Ratification of Base Indenture. The Base Indenture, as supplemented by this Third Supplemental Indenture, is in all respects ratified and confirmed, and this Third Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided. The rights, privileges, immunities, benefits, protections and indemnities provided to the Trustee under the Base Indenture shall apply to any action or inaction of the Trustee (acting in any capacity hereunder) in connection herewith, including in connection with the execution and delivery of this Third Supplemental Indenture.

Section 11.02 Trustee Not Responsible for Recitals. The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as statements of the Corporation and not those of the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this Third Supplemental Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Corporation of the Notes or of the proceeds thereof.

Section 11.03 New York Law To Govern. THIS THIRD SUPPLEMENTAL INDENTURE AND EACH NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 11.04 Separability. In case any provision in this Third Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired by such invalid, illegal or unenforceable provision.

Section 11.05 Counterparts. This Third Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Third Supplemental Indenture and of signature pages by facsimile or electronic format (i.e., “.pdf’ or “.tif’) transmission shall constitute effective execution and delivery of this Third Supplemental Indenture as to the parties hereto and may be used in lieu of the original Third Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic format (i.e., “.pdf’ or “.tif’) shall be deemed to be their original signatures for all purposes.

Section 11.06 Benefits of Third Supplemental Indenture. Nothing in this Third Supplemental Indenture or in the Notes, express or implied, shall give to any Person, other than the parties to this Third Supplemental Indenture and their successors under this Third Supplemental Indenture, the Persons in whose names the Notes are registered on the Security Register from time to time and, to the extent provided in Article Fourteen of the Base Indenture, the holders of Senior Indebtedness, any benefit or any legal or equitable right, remedy or claim under this Third Supplemental Indenture.

Section 11.07 Conflict with Base Indenture. If any provision of this Third Supplemental Indenture relating to the Notes is inconsistent with any provision of the Base Indenture, such provision of this Third Supplemental Indenture shall control.

Section 11.08 Provisions of Trust Indenture Act Controlling. This Third Supplemental Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of the Indenture and shall, to the extent applicable, be governed by such provisions. If any provision of this Third Supplemental Indenture limits, qualifies, or conflicts with a provision of the Trust Indenture Act that is required under the Trust Indenture Act to be a part of and govern this Third Supplemental Indenture, the provision of the Trust Indenture Act shall control.

Section 11.09. U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Third Supplemental Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK.]

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the day and year first written above.

F.N.B. CORPORATION

By:	/s/ Vincent J. Calabrese, Jr.
Name:	Vincent J. Calabrese, Jr.
Title:	Chief Financial Officer (Principal Financial Officer)

[F.N.B. Corporation – Signature Page to Third Supplemental Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Michael H. Wass
Name:	Michael H. Wass
Title:	Vice President

[F.N.B. Corporation – Signature Page to Third Supplemental Indenture]

EXHIBIT A

[NOTE: The following legend is to be placed at the beginning of any Global Note representing the Notes.]

GLOBAL NOTE

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE REFERRED TO IN THIS SECURITY AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR ITS NOMINEE. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES OF THIS SERIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF SUCH A TRANSFEROR TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF SUCH A TRANSFEREE OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF SUCH A TRANSFEROR AND ANY PAYMENT IS MADE TO SUCH A TRANSFEREE, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, SUCH A TRANSFEROR, HAS AN INTEREST HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY (AS DEFINED HEREIN) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY AND THE OBLIGATIONS OF THE CORPORATION AS EVIDENCED HEREBY (1) ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR ANY OF THE CORPORATION’S SUBSIDIARIES AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY AND (2) ARE SUBORDINATE IN THE RIGHT OF PAYMENT TO THE SENIOR INDEBTEDNESS (AS DEFINED IN THE INDENTURE REFERRED TO IN THIS SECURITY).

[Definitive Securities Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE SECURITY REGISTRAR SUCH CERTIFICATES AND OTHER INFORMATION AS THE SECURITY REGISTRAR MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

[Deemed ERISA Representation Legend]

ANY PURCHASER OR HOLDER OF THE NOTES OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS ACQUISITION OF THE NOTES THAT IT EITHER (1) IS NOT A PENSION, PROFIT-SHARING OR OTHER EMPLOYEE BENEFIT PLAN (EACH, A “PLAN”) SUBJECT TO THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY PLAN’S INVESTMENT IN THE ENTITY (A “PLAN ASSET ENTITY”) OR AN EMPLOYEE BENEFIT PLAN THAT IS A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA), A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) OR A NON-U.S. PLAN (AS DESCRIBED IN SECTION 4(B)(4) OF ERISA) (“NON-ERISA ARRANGEMENTS”) AND IS NOT PURCHASING THE NOTES ON BEHALF OF OR WITH THE ASSETS OF ANY PLAN, PLAN ASSET ENTITY OR NON-ERISA ARRANGEMENT OR (2) THE ACQUISITION AND HOLDING OF THE NOTES WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY OTHER APPLICABLE FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS.

F.N.B. CORPORATION

            % FIXED-TO-FLOATING RATE SUBORDINATED NOTES DUE 2029

No. R-1	CUSIP:
$______________	ISIN:

F.N.B. Corporation, a Pennsylvania corporation (hereinafter called the “Corporation”, which term includes any permitted successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of                     Million Dollars ($                ) (or such other amount as set forth in the Schedule of Increases or Decreases in Global Note attached hereto) on February     , 2029 (such date is hereinafter referred to as the “Stated Maturity Date”), unless redeemed prior to such date as permitted below, and to pay interest on the Outstanding principal amount of this Note (i) from and including the date of issuance or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, to but excluding February     , 2024 (the “Fixed Rate Period”) at the rate of         % per annum, payable semi-annually in arrears on February     and August     of each year (each, a “Fixed Rate Interest Payment Date”), commencing on August     , 2019 and ending on February     , 2024, and (ii) from and after February     , 2024, at a floating rate per annum equal to Three-Month LIBOR (as defined in the Third Supplemental Indenture hereinafter referred to) as determined for the applicable Interest Period (as defined in the Third Supplemental Indenture hereinafter referred to), plus a spread of              basis points, payable quarterly in arrears on February     , May     , August     and November     of each year (each, a “Floating Rate Interest Payment Date,” and together with the Fixed Rate Interest Payment Dates, the “Interest Payment Dates”), commencing on May     , 2024, with such interest, in the case of any interest payable on this Note with respect to the Fixed Rate Period, calculated on the basis of a 360-day year consisting of twelve 30-day months, or, in the case of any interest payable on this Note after the Fixed Rate Period, calculated on the basis of the actual number of days in the Interest Period in respect of which interest is payable divided by 360, until the principal of the Notes has been paid in full or a sum sufficient to pay the principal of the Notes in full has been made available for payment.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in, and subject to exceptions specified in, the Indenture, be paid to the Person in whose name this Note, or any predecessor Note, is registered at the close of business on the Record Date for such Interest Payment Date.

Principal and, in the case of redemption, interest, if any, due on the Stated Maturity Date or any earlier date of redemption of a Note shall be payable against presentation and surrender of this Note at the office or agency of the Corporation maintained for such purpose which shall initially be Wilmington Trust, National Association, as Trustee, located at 1100 North Market Street, Wilmington, Delaware 19890, Attn: F.N.B. Corporation Administrator. Interest payable on an Interest Payment Date will be made by wire transfer in immediately available funds or, at the option of the Corporation in the event that the Notes are not represented by one or more Global Notes, by check mailed to the Person entitled thereto at such address as shall appear in the Security Register.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed.

Dated: February     , 2019

F.N.B. CORPORATION

By:
Name:
Title:

Attest:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

Dated: February         , 2019

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

REVERSE OF NOTE

F.N.B.CORPORATION

            % FIXED-TO-FLOATING RATE SUBORDINATED NOTES DUE 2029

This Note is one of a duly authorized issue of Securities of the Corporation of a series designated as the “            % Fixed-to-Floating Rate Subordinated Notes due 2029” (herein called the “Notes”) initially issued in an aggregate principal amount of $                    on February         , 2019. Such series of Securities has been established pursuant to the Indenture, dated as of October 2, 2015 (as supplemented and amended by the Second Supplemental Indenture dated as of August 30, 2016, the “Base Indenture”), between the Corporation and Wilmington Trust, National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee), as supplemented and amended by the Third Supplemental Indenture between the Corporation and the Trustee, dated as of February         , 2019 (the “Third Supplemental Indenture”, and the Base Indenture as supplemented and amended by the Third Supplemental Indenture, the “Indenture”), to which Indenture and any other indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Corporation, the Trustee and the Persons in whose names Notes are registered on the Security Register from time to time and of the terms upon which the Notes are, and are to be, authenticated and delivered. The terms of the Notes are those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, and those set forth in this Note. To the extent that the terms of this Note modify, supplement or are inconsistent with those of the Indenture, then the terms of the Indenture shall govern.

All capitalized terms used in this Note and not defined herein that are defined in the Base Indenture or the Third Supplemental Indenture shall have the meanings assigned to them in the Base Indenture or the Third Supplemental Indenture. If any capitalized term used and defined in this Note is also defined in the Base Indenture or the Third Supplemental Indenture, in the event of any conflict in the meanings ascribed to such capitalized term, the definition of the capitalized term in this Note shall control.

The indebtedness of the Corporation evidenced by the Notes, including the principal thereof and interest thereon, is subordinated in right of payment to all existing and future obligations of the Corporation constituting Senior Indebtedness (as defined in the Third Supplemental Indenture), on the terms and subject to the terms and conditions as provided and set forth in the Third Supplemental Indenture and shall rank at least equally in right of payment with all future unsecured subordinated indebtedness of the Corporation that do not by its terms rank junior to the Notes. Each Holder of this Security, by the acceptance hereof, agrees to and shall be bound by such provisions of the Indenture and authorizes and directs the Trustee on his behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided.

If an Event of Default with respect to Notes shall occur and be continuing, the principal and interest owed on the Notes shall only become due and payable in accordance with the terms and conditions set forth in Section 2.09 of the Third Supplemental Indenture. Accordingly, the Holder of this Note has no right to accelerate the maturity of this Note in the event the Corporation fails to pay the principal of, or interest on, any of the Notes or fails to perform any other obligations under the Notes or in the Indenture that are applicable to the Notes.

The Corporation may, at its option, redeem the Notes: (a) in whole or in part on any Interest Payment Date on or after February     , 2024 or (b) in whole, but not in part, at any time following the occurrence of a Tax Event, Regulatory Capital Treatment Event or 1940 Act Event. Any such redemption will be at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed, plus unpaid interest, if any, accrued thereon to but excluding the Redemption Date fixed by the Corporation. Any early redemption of the Notes by the Corporation will be subject to the receipt of the prior approval of the Federal Reserve, to the extent then required under capital adequacy rules of the Federal Reserve.

The Notes of this series are not entitled to the benefit of, or subject to, any sinking fund.

In the event that any payment on the Notes is subject to withholding of any U.S. federal income tax or other tax or assessment (as a result of a change in law or otherwise), the Corporation will not pay additional amounts with respect to such tax or assessment.

The Notes shall not be entitled to the benefit of any security interest in, or collateralization by, any rights, property or interest of the Corporation.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Corporation and the rights of the Holders of the Securities at any time by the Corporation and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities of each series (each series voting as a class) affected thereby and at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of a series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive certain past Defaults and Event of Defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Corporation in any place where the principal of, and interest on, this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes of this series shall not be convertible into, or exchangeable for, any equity securities, other securities or other assets of the Corporation or any Subsidiary.

The Notes of this series are issuable only in fully registered form without interest coupons, in minimum denominations of $1,000 and any integral multiple of $1,000 in excess thereof.

The Corporation and the Trustee and any agent of the Corporation or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Corporation, the Trustee nor any such agent shall be affected by notice to the contrary.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of and interest (if any) on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

Wilmington Trust, National Association will act as the Corporation’s principal Paying Agent with respect to the Notes through its offices presently located at 1100 North Market Street, Wilmington, Delaware 19890, Attn: F.N.B. Corporation Administrator. The Corporation may at any time rescind the designation of a Paying Agent, appoint a successor Paying Agent, or approve a change in the office through which any Paying Agent acts.

The Indenture contains provisions setting forth certain conditions to the institution of proceedings by the Holders of Notes with respect to the Indenture or for any remedy under the Indenture.

THE INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

ASSIGNMENT FORM

To assign the within Security, fill in the form below:

I or we assign and transfer the within Security to:

(Insert assignee’s legal name)

(Insert assignee’s social security or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint as agent to transfer this Security on the books of Independent Bank Group, Inc. The agent may substitute another to act for it.

Your Signature:
(Sign exactly as your name appears on the other side of this Security)
Your Name:
Date:
Signature Guarantee: *

NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) such other guarantee program acceptable to the Trustee.

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial Outstanding principal amount of this Global Note is $                        . The following increases or decreases in the principal amount of this Global Note have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such Decrease or Increase	Signature of Authorized Signatory of Trustee